UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders (the “Meeting”) of Affymetrix, Inc. (“Affymetrix”) was held on May 7, 2013. 60,433,940 shares of Affymetrix common stock were present at the Meeting, representing 85.04% of a total of 71,064,260 shares of common stock outstanding and eligible to vote at such time.

1.	With respect to the election of the seven nominees as Directors of Affymetrix:

	For	Against	Abstain
Stephen P.A. Fodor, Ph.D.	49,659,078	782,082	128,126
Frank Witney	49,949,486	493,041	126,759
Nelson C. Chan	49,956,781	485,092	127,413
Gary S. Guthart, Ph.D.	49,961,941	478,932	128,413
Jami Dover Nachtsheim	49,950,143	489,730	129,413
Robert H. Trice, Ph.D.	49,962,048	477,669	129,569
Robert P. Wayman	49,856,994	482,629	229,663

Consequently, all nominees were elected to the Board of Directors by the stockholders of Affymetrix.

2.	With respect to the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Affymetrix for the fiscal year ending December 31, 2013:

For	Against	Abstain
59,741,585	403,103	289,252

3.	With respect to the advisory vote to approve executive compensation:

For	Against	Abstain
50,119,873	276,572	172,841

Item 8.01	Other Events

Board of Directors Leadership

On May 7, 2013, the independent Directors of Affymetrix elected Jami Dover Nachtsheim as the Company’s lead director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ Siang H. Chin.
	Name:	Siang H. Chin.
	Title:	Senior Vice President, General Counsel and Secretary

Dated: May 10, 2013